Exhibit 99.1

NEWS RELEASE

GRYPHON GOLD SELLS NEVADA EAGLE RESOURCES LLC

April 26, 2010 – Gryphon Gold Corporation (TSX: GGN; OTC.BB: GYPH) is pleased to announce the closing of the sale of its wholly owned subsidiary, Nevada Eagle Resources LLC (“NER”), to Fronteer Development (USA) Inc (“Fronteer”). Gryphon sold 100% of its membership interest in NER for $4.75 million. Fronteer paid $2.25 million in cash and $2.50 million by assuming Gryphon’s obligations under a convertible note, which was retired. In addition, Gryphon will retain the Copper Basin property located in Idaho.

”Gryphon’s long term plan is to focus its efforts on the development of the Borealis mine project joint venture with Sage Gold, Inc., and divesting NER represents a key milestone for Gryphon” said John Key, Gryphon’s Chief Executive Officer. “With over $2 million in the bank and no debt, we believe Gryphon is well positioned to capitalize on the exciting potential at Borealis.”

For more information contact:

John L. Key, President and CEO
Tel: +1 775.853.8814
e-mail:jkey@gryphongold.com

Bill Wilson, CFO
Tel: +1 775.853.8814
e-mail:bwilson@gryphongold.com

Lisanna Lewis, Controller
Tel: +1 604.261.2229
e-mail:llewis@gryphongold.com

ABOUT GRYPHON GOLD:

Gryphon Gold is a Nevada-focused gold exploration and potentially a production company. Its principal gold resource is the Borealis property located in the Walker Lane gold belt of western Nevada. The Borealis property is described in the technical report (the “technical report”) dated September 17, 2009 titled Pre Feasibility Study on the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, U.S.A prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators (“NI 43-101”).

This press release contains “forward-looking statements” and “forward-looking information” within the meaning of Canadian and United States securities laws, which includes, but is not limited to Gryphon’s expectations and position related to the Borealis project. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors” in our annual report on Form 10-KSB, as filed with the SEC on June 26, 2009, under the section heading “Risk Factors” in our most recent quarterly report on Form 10-Q, as filed with the SEC, and in our most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Full financial statements and securities filings are available on our website: www.gryphongold.com and www.sec.gov or www.sedar.com.